EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use or our reports and to all references to our Firm included in or made a part of this Registration Statement.

ARTHUR ANDERSEN LLP

Houston, Texas
March 18, 1999